As Filed With the Securities and Exchange Commission on May 29, 2003

                                                           File Number 333-99649
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                  2nd Amendment

                             Registration Statement
                        Under the Securities Act of 1934


                           GENTRY INTERNATIONAL, INC.
                 (Name of Small Business Issuer in Its Charter)

          DELAWARE                                            98-0336093
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

P. O. Box 1035, Bentall Centre, 595 Burrard St.             (604) 922-9806
Vancouver, British Columbia, Canada V6C 2P1          (Issuer's Telephone Number)
 (Address of Principal Executive Offices)

                  595 Burrard St, Vancouver, British Columbia.
                                 Canada V6C 2P1
                    (Address of Principal Place of Business)

            Alexander Korolyk
P.O. Box 1035, Bentall Centre, 595 Burrard St.               (604) 922-9806
Vancouver, British Columbia, Canada V6C 2P1           (Agent's Telephone Number)
      (Address of Agent for Service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |


                         CALCULATION OF REGISTRATION FEE

===============================================================================================
Title of Each
 Class of                           Fixed          Maximum
Securities                         Offering        Aggregate     Underwriting      Amount of
  to be         Amount to be        Price          Offering      Discounts and    Registration
Registered      Registered        Per Unit(1)      Price(2)       Commissions         Fee
-----------------------------------------------------------------------------------------------
  Common          195,000           $ .50          $97,500            -0-            $24.37
===============================================================================================

(1) Fixed sales price was set by the selling shareholders until securities are quoted on a specified market and thereafter at prevailing market prices or privately negotiated prices.
(2) Stated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS

                           GENTRY INTERNATIONAL, INC.
                         P. O. BOX 1035, BENTALL CENTRE
                               595 BURRARD STREET
                            VANCOUVER, B. C. V6C 2P1
                                  604-922-9806

                         195,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Gentry International, Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

Gentry International, Inc. is a development stage company with essentially no revenues or operating history.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this Prospectus is: May 19, 2003

                                TABLE OF CONTENTS

SUMMARY....................................................................  3
OFFERING...................................................................  3
RISK FACTORS...............................................................  3
FORWARD LOOKING STATEMENTS ................................................  6
USE OF PROCEEDS............................................................  6
DETERMINATION OF OFFERING PRICE ...........................................  7
DILUTION...................................................................  7
DIVIDEND POLICY............................................................  7
SELLING SHAREHOLDERS.......................................................  7
PLAN OF DISTRIBUTION.......................................................  9
LEGAL PROCEEDINGS.......................................................... 10
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS ........................ 10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............ 12
DESCRIPTION OF SECURITIES.................................................. 12
INTEREST OF NAMED EXPERTS AND COUNSEL ..................................... 13
LEGAL MATTERS.............................................................. 13
SECURITIES ACT INDEMNIFICATION DISCLOSURE ................................. 13
ORGANIZATION IN THE LAST FIVE YEARS ....................................... 13
DESCRIPTION OF BUSINESS.................................................... 14
PLAN OF OPERATION.......................................................... 19
DESCRIPTION OF PROPERTY.................................................... 20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................ 21
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
 OTHER SHAREHOLDER MATTERS ................................................ 21
EXECUTIVE COMPENSATION..................................................... 22
FINANCIAL STATEMENTS....................................................... 22
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND
 FINANCIAL DISCLOSURE...................................................... 22

SUMMARY

Gentry International, Inc. was incorporated in Delaware on February 18, 1999. We are a development stage company with essentially no revenues or operating history. The principal executive offices are located at 595 Burrard Street, Vancouver, B.C. V6C 2P1. The telephone number is (604) 922-9806.

We received our initial funding of $19,900 through the sale of 195,000 common stock shares to non-affiliated private investors from the period of approximately July 2000 until September 2000, 3,000,000 shares to Alexander Korolyk, the company's director, in February 1999 and 1,000 shares to Mr. Korolyk, in November 2000.

From inception until the date of this filing we have had no material operating activities. Our audited financial statements for the year ended May 31, 2002 report no revenues, general and administrative expenses of $4,412, and a cumulative net loss of $12,025. Our reviewed financial statements for the nine months ended February 28, 2003 report no revenues and no revenues for the same period ended 2002. General and administrative expenses for the nine months ended February 28, 2003 were $3,715 and $1,438 for the same period ended 2002.

OFFERING

Securities Being Offered        Up to 195,000 shares of common stock.

Securities Issued               3,196,000 shares of common stock were issued and
and to be Issued                outstanding as of the date of this prospectus.

Use of Proceeds                 We will not receive any proceeds from the sale
                                of the common stock by the selling shareholders.

RISK FACTORS

Investors in Gentry International should carefully consider the following risk factors associated with our plans and product:

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY. THIS WILL MAKE IT DIFFICULT FOR OUR SHAREHOLDERS TO EVALUATE OUR FUTURE PLANS AND PROSPECTS.

     Investors should carefully evaluate any investment in our company due to the inherent risks, expenses, delays, and difficulties that will likely be a part of our development. As we are implementing a business plan with no near-term revenues, we expect to incur net losses in the foreseeable future.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR GENTRY INTERNATIONAL, WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

GENTRY INTERNATIONAL HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR PRODUCT, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our product means that the true market for this product may be minor or nonexistent. This could result in little or no product sales.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $500,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

     We require new funding of $500,000 in order to implement our business plan. We have not determined a source of this funding. We currently have no funding commitments from any individuals or entities. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven new product. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR COMPETITORS HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. Once our product is developed, we plan to market it by advertising, hiring a marketing manager and salespeople. However, we may be unsuccessful in achieving our sales goals and market share and, therefore, be unable to ever become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange; however, we plan to file for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR DIRECTORS AND OFFICERS BENEFICIALLY OWN 93% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. IF THEY CHOOSE TO SELL THEIR SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR STOCK.

     Due to the controlling amount of our directors' and officers' share ownership in our company, if they decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our directors and officers decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our directors and officers (affiliates) to sell their shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or
     (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

THE CURRENT OFFICER, ALEXANDER KOROLYK, IS THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. GENTRY'S NEEDS FOR HIS TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE GENTRY'S AFFAIRS, RESULTING IN GENTRY REMAINING A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

     We have not formulated a plan to resolve any possible conflicts that may arise. While Gentry has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, Mr. Korolyk has verbally agreed to limit his role in all other business activities to a role of passive investor and devote full time services to Gentry after we raise sufficient capital through the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

AS OF THE DATE OF THIS FILING, WE HAVE NOT APPLIED FOR COPYRIGHT PROTECTION FOR OUR SOFTWARE PRODUCT. WITHOUT COPYRIGHT PROTECTION, WE EXPOSE GENTRY TO THE POSSIBILITY THAT COMPETITORS MAY CREATE SIMILAR SOFTWARE THAT DUPLICATES MANY OR ALL OF THE FEATURES WE INTEND TO OFFER OUR CUSTOMERS. THIS COULD MATERIALLY REDUCE OUR POTENTIAL REVENUES AND PROFITS.

     We are considering filing for copyright protection of our software, however, as of the date of this filing we have taken no steps to file for copyright protection, and have no set date for that possible filing.

IF WE BECOME LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN OUR SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Gentry International, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in you account.

     The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of Gentry International, and therefore a less liquid market for the securities.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

This is a start-up company with a going concern risk factor. We have no earning or revenue, the shareholders arbitrarily determined the offering price of the common stock to be $0.50 per share.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders. Purchasers of our existing issued and outstanding common stock will experience a dilution of $0.032 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 195,000 shares of common stock offered through this prospectus. The shares include the following:

1. 195,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, and completed in September, 1999.

The following table provides as of May 19, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering;
4.   The percentage owned by each; and
5.   The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 3,196,000 shares outstanding on May 19, 2003.

                                Shares        Total of      Total       Percent
                              Owned Prior      Shares      Shares        Owned
     Name of                   To This        Offered       After        After
Selling Shareholder            Offering       For Sale     Offering     Offering
-------------------            --------       --------     --------     --------
Rudolf Bader                    1,000           1,000         0           0
Peter Burger                    1,000           1,000         0           0
Robin Chandler                  1,000           1,000         0           0
Andrew Coldicutt                2,000           2,000         0           0
Patti Coldicutt                 1,000           1,000         0           0
Joanna Dyakowski                1,000           1,000         0           0
Chris Dyakowski                 1,000           1,000         0           0
Maureen Elliott                 1,000           1,000         0           0
Mike Elson                      1,000           1,000         0           0
Bruce Hamilton                  1,000           1,000         0           0
Cheryl Hamilton                 1,000           1,000         0           0
Rolf Harms                      1,000           1,000         0           0
Sophie Harms                    1,000           1,000         0           0
Sylvia Harms                    1,000           1,000         0           0
Elisa Huber                     1,000           1,000         0           0
Rudolf Huber                    1,000           1,000         0           0
Karl Jaitz                      1,000           1,000         0           0
Al-Noor Jiwa                    1,000           1,000         0           0
Heinz Kiy                       1,000           1,000         0           0
Francoise Otto                  5,000           5,000         0           0
Peter Lee                       1,000           1,000         0           0
Ming Capital Enterprises -
Marco Montanari, Principal     50,000          50,000         0           0
J. Michael Page                 1,000           1,000         0           0
Dimitrios Savvis                1,000           1,000         0           0
William Schmidt                 1,000           1,000         0           0
Barbara Sklavenitis             1,000           1,000         0           0
Christina Sklavenitis           1,000           1,000         0           0
Michael Sklavenitis             1,000           1,000         0           0
Sandina Sklavenitis             1,000           1,000         0           0
Terry Sklavenitis               1,000           1,000         0           0
Ken Smith                       1,000           1,000         0           0
Swanson Investments -
W.A. Manuel, Jr., Principal     50,000          50,000        0           0
Troy Switzer                    1,000           1,000         0           0
Konstantinos Tsirigotis         1,000           1,000         0           0

Meagan Tsuida                   1,000           1,000         0           0
Robert Tsuida                   1,000           1,000         0           0
Turf Holding Ltd. -
Michael Turner, Principal      50,000          50,000         0           0
Karen Van Vloten                1,000           1,000         0           0
Richard Van Vloten              1,000           1,000         0           0
Hillary Wipf                    1,000           1,000         0           0
Earnest Wittman                 1,000           1,000         0           0
Richard Wittman                 1,000           1,000         0           0
Robert Woods                    1,000           1,000         0           0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Gentry International or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.   Are broker-dealers or affiliates of broker dealers; or
3.   Has ever been an officer or director of Gentry International.


PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares, however they may sell some or all of their common stock in one or more transactions, including block transactions. We have informed the shareholders that all sales of securities registered by this registration statement must comply with the securities laws of the jurisdiction in which such sales occur. We anticipate that since the Company only plans to apply for a listing on the Over-the-Counter electronic bulletin board in the United States that the selling shareholders will sell their shares on this exchange as there will not be a public market made in any other jurisdiction.

If any selling shareholder of securities registered in this offering has transferred their shares or wish to transfer their shares before being sold pursuant to this registration statement, then a post-effective amendment will need to be filed naming the new shareholders and their percentage of holdings and affiliation with the Company in compliance with Item 507 of Regulation SB.

The selling shareholders have determined they will sell their shares at a fixed price of $ .50 per share until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

We have informed the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M.

In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 or Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions.

We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

We have still further specifically advised the selling security holders and distribution participants that they are required to consult with their own legal counsel to ensure compliance with Regulation M. With respect to the Company itself, we have conferred with our securities attorney and will continue to confer with him to ensure compliance with Regulation M.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.


LEGAL PROCEEDINGS

Gentry International is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Gentry International, all of those whose one year terms will expire 6/30/03, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address                  Age  Position   Date First Elected  Term Expires
--------------                  ---  --------   ------------------  ------------
Alexander Korolyk               61   President,       2/20/99          6/30/03
P. O. Box 1035, Bentall Centre       Secretary,
595 Burrard Street                   Treasurer,
Vancouver, B.C. V6C 2P1              Director

Each of the foregoing persons may be deemed a "promoter" of Gentry International, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The directors and officers currently devote an immaterial amount of time to manage the business affairs of our company. As of the date of this filing, the amount of time the directors and officers intend to devote to our company is unknown.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.


RESUMES

Alexander Korolyk, President, Treasurer, Secretary, and Director

3/98 - Current      Independent computer consultant to small and medium size
                    businesses, providing office automation systems - both equipment and software, software evaluations, computer networking systems - LAN and WAN, Internet security, secure dial-up and remote access systems, anti-virus protection and content filtering, file blocking, anti-spam blocking systems, maintenance of printers, scanners, network faxing systems, CD-ROMS, and other computer peripherals - from basic workstations to complex graphics systems. Mr.
                    Korolyk's consulting work is normally for a term of six months or less, and involves the use of existing manufacturers' and software providers' products. He has been responsible for identifying potential customers, designing promotional methods to target his customers, and executing marketing efforts to expand his business through direct solicitation, promotional material advertising in business publications and direct mail, contacting trade associations, and use of the Internet. He has not provided customers with any software designed by him. He has no permanent or long term relationships or contracts with existing customers and no responsibilities toward customers that pose a conflict of interest with his responsibilities with Gentry.

01/88 - 03/98       McDermid St. Lawrence, Ltd., stockbroker, responsible for
                    three hundred clients' investments, provided investment advice, consultant and negotiator for public company financing.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Gentry International's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Gentry's common stock through the most current date - May 19, 2003:

Title of            Name &                          Amount &           Percent
  Class             Address                      Nature of owner        Owned
  -----             -------                      ---------------        -----
Common         Alexander Korolyk                  3,001,000 (a)          93%
               P. O. Box 1035, Bentall Centre
               595 Burrard Street
               Vancouver, B.C. V6C 2P1

Total Shares Owned by Officers & Directors
 as a Group                                       3,001,000              93%

----------
(a) Mr. Korolyk received 3,000,000 shares of the company's common stock on February 25, 1999 for $300, and 1,000 shares on November 29, 2000 for $100.


DESCRIPTION OF SECURITIES

Gentry International's Certificate of Incorporation authorizes the issuance of 80,000,000 shares of common stock, .0001 par value per share and 20,000,000 shares of preferred stock , .0001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Gentry International, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Delaware law does not have any anti-takeover provision that would delay or prevent a change in control.


INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Mr. Warren J. Soloski, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Gentry International's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Gentry International, Inc. was incorporated in Delaware on February 18, 1999. In June of 2000 the board of directors voted to seek capital and began development of our business plan. We received our initial funding of $19,900 through the sale of 195,000 common stock shares to non-affiliated private investors from the period of approximately July 2000 until September 2000, 3,000,000 shares to Alexander Korolyk, the company's director, in February 1999 and 1,000 shares to Mr. Korolyk, in November 2000.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Gentry International, Inc. was incorporated in Delaware on February 18, 1999. From inception until the date of this filing we have had no material operating activities. We are a development stage company with essentially no revenues or operating history.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

We have designed and begun programming of anti-spam software, SpamKiller, we intend to sell to e-mail service providers and businesses utilizing network systems primarily in the United States and Canada. Spam is defined as unwanted, unsolicited, and often times deceptive, marketing pitches that are sent as e-mail to multiple addresses on the Internet. We have completed approximately twenty five percent of the programming of our SpamKiller software needed before we can begin outside customer testing of our software, according to management's estimate. We are currently in the development stage of our anti-spam software and are a development stage company.

We intend to develop our proprietary anti-spam software combining the best of "whitelist" and "blacklist" filters for our target customers: independent e-mail service providers and businesses using network systems. Our anti-spam software uses a first stage "whitelist" of acceptable e-mail generated by the service provider's e-mail customers or the individual users on a company's network computer system. By first setting up this list of permissible e-mail names, e-mails from senders known by e-mail recipients automatically pass through our anti-spam filters directly into the users' mailboxes. All e-mails not on a client's list are then directed to the "blacklist" filters of our software. Our anti-spam software then passes the incoming e-mails through a second stage "blacklist" database of known spam that the e-mail service provider' customers and business network system users setup whenever they notify our software of spam they have received. Our third stage involves our spam testing systems that check for header and content irregularities and other proprietary checks that will not be disclosed. In addition, we intend to offer daily free Internet downloads of any identified spam we find on the Internet. Our software will then attach a blocking message onto the spam to prevent it from proceeding onto the service provider's e-mail customers or the network's individual users.

In addition to our proprietary anti-spam list filters, we intend to offer e-mail service providers and business network system users a dynamic keyword and key-phrase dictionary targeting specific sales pitches, background system monitors that will detect and block same-text mass e-mail from multiple addresses, and pornography filters.

We intend to complete our anti-spam software system programming through individual phases incorporating a process of "design, build, and test" utilizing the following milestones:

Completed Milestones Since October 2002, our management has completed the first two phases of our software system: Phase one, the initial concept phase that includes system design, requirements, and the environment (types of operating systems we want to use). Phase two, the design phase that includes the types of users, a data manipulation model, data reporting, and common components of data transfer.

In our current phase, the development phase, we have completed the first step of a written overview that includes system functions, and an outline coding of system functions. Analytical testing of these milestones will begin in September 2004. The development phase coding is scheduled to begin in September 2004.

Future Milestones & Time Table

     Development - hire two programmers for writing the software for each of the development steps - writing the graphic design software, database processing, controls, error processing, component infrastructure, reporting configuration, and operating systems interface deployment. We intend to write software to test each development step for functionality, errors, and successful completion of all processes before proceeding to the next step. For this phase we have budgeted six months, $60,000 for programming, and $30,000 for testing. As of the date of this filing, we have not tested any development steps.

     Documentation - writing the user manual. For this phase we have budgeted three months and $10,000.

     Testing - we intend to write software to utilize artificial or simulated loads on each module of our software to mimic a real world environment in which we imitate spam originators bombarding our software with maximum spam e-mail volume and multiple e-mail filter bypass ploys intended to circumvent our anti-spam software. For this phase we have budgeted two months of final testing and $20,000. As the date of this filing, we have not begun our simulated load testing of our software.

We plan hire our technical and support personnel in September 2003 and to complete all software development and testing by July 2004.

Our fifteen-month business plan from May 2003 through July 2004 includes a budget raising $500,000 in funding and spending $315,900 for:

     September 2003 - July 2004, $120,000 for two software programmers, $24,000 for one office administrator/sales assistant, $20,000 for one office assistant/bookkeeper, and $32,900 for rent and other operating expenses. In addition to our direct personnel costs, we have budgeted development/testing overrun costs and documentation costs of $40,000.

     June 2004 - July 2004, $4,000 for one technical support staff person.

     September 2003, to purchase five computers, a network server, software, and three printers for approximately $30,000, and office furniture, and miscellaneous office equipment at a cost of approximately $20,000.

     October 2003, to open our web site and expand it through December 2003 at a cost of $25,000.

     June 2004 - July 2004, $50,000 for marketing.

     August 2004, Sales anticipated to begin.

Although Gentry intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. We have no liquidation plans should we be unable to receive funding. In any phase of our business, if we are unable to implement our business plan through a lack of funding, and if our management cannot provide financial support, we would be forced to cease operations and eliminate all costs and expenses to include cash payments for rent, vendors, and other service providers, and laying off employees. We would investigate all reasonable business options available to retain value for our shareholders. Among the options that we would consider are: an acquisition of another product or technology, offering our software design for sale to another software developer, or a merger or acquisition of another business entity that has revenue and growth potential. However, there are no pending arrangements, understandings or agreements with outside parties for acquisitions, mergers or any other material transactions.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Gentry International plans to sell its anti-spam, SpamKiller software at its own proposed website. We do not have an Internet web site at this time. Our primary target customers are e-mail service providers and businesses utilizing network systems in all States in the United States and all Provinces in Canada.

STATUS OF ANY PUBLICLY ANNOUNCED  NEW PRODUCTS OR SERVICES

Gentry International has one new product, its development stage anti-spam software, SpamKiller, we intend to sell to e-mail service providers and businesses utilizing network systems.


COMPETITION AND COMPETITIVE POSITION

Gentry International's competitors have longer operating histories, larger customer bases, and greater brand recognition than Gentry International. Major competitors are Cloudmark, Inc., Brightmail, Inc., Mailshell.com, and IronPort Systems, Inc. We are not aware of any significant barriers to Gentry International's entry into the anti-spam software market, however, at this time, we have no sales or share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We will utilize our management's background in computers and network systems to offer our planned anti-spam software on the Internet without the use of major suppliers of raw materials. We have no current supplier arrangements or contracts with any sources of raw materials.


DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Gentry International intends to offer its anti-spam software to all e-mail service providers and any businesses using network systems, from large companies to small network utilizers. Due to the comprehensive capabilities of our planned anti-spam software, we intend to market to the top end of this broad market of e-mail service providers and business network systems users by primarily focusing on the largest companies to middle sized companies during the first year of our planned sales. Our competitors currently have designed their anti-spam systems around one of two major filter designs, either whitelist or blacklist filters. We believe our target customers will prefer our anti-spam software which uses multiple filters combining advanced features of both of the two major competing anti-spam designs currently in use: whitelist and blacklist. Our use of a combination of all advanced anti-spam filters, instead of just one narrow design, should, in our opinion, clearly differentiate our product from our competitors' products. In addition, we have added a second blacklist filter, our proprietary testing features, advanced dictionaries for screening sales pitches, multiple address active checks, pornography checks, and free Internet daily download of known spam originators. To the best of our knowledge, no existing competitor offers all of these features to e-mail service providers and businesses using network systems. We intend to utilize our management's experience in marketing to utilize direct marketing, advertising, and the

Internet to sell our anti-spam software to e-mail service providers and businesses operating network systems. As noted in his resume, our president has experience in identifying potential customers, designing promotional methods to target customers, and managing marketing efforts such as direct solicitation, promotional material advertising in business publications, trade groups, direct mail, and use of the Internet for marketing.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans to apply for registrations such as patents, trademarks, additional copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any additional copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Gentry International is not required to apply for or have any government approval for its products or services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Gentry International will not be subject to federal laws and regulations that relate directly or indirectly to its operations.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Gentry International has expended $7,500 for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Gentry International is not aware of any environmental regulations that could directly affect its operations, but no assurance can be given that environmental regulations will not, in the future, have a material adverse impact on our business.


NUMBER OF EMPLOYEES

Gentry International has one employee, its sole director and officer who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. Currently, our sole officer handles a minor amount of administrative functions and has been responsible for completing the first two phases of our software system. The officer intends to work on a full time basis when we raise capital per our business plan. While our sole officer has completed the design phase of our software, we plan to complete our development programming by hiring two programmers. Our business plan calls for hiring five new full-time employees during the next twelve months to handle the duties of administration, programming, technical support, and assist in marketing efforts. Without adequate funding, we will not hire any new employees and will not begin the development phase of our software.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes our financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Gentry will became subject to disclosure filing requirements upon the effective date of this SB-2, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act. The public will be able to read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington
D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


PLAN OF OPERATION

Gentry International's current cash balance is $4,160. Until approximately July of 2003, we believe our small cash balance is sufficient to fund minimum levels of operations. We estimate that our business plan goals can be met by raising $500,000 in funding. While we believe we may raise funding through venture capital sources or private sales of securities, we have not identified or contacted any venture capital sources, and we have not identified or contacted any person or other entity concerning private sales of securities. Should we secure this funding, we estimate we will be able to operate until the first quarter of 2004, when we expect to begin sales. We are a development stage company and have generated no revenue to date. We have sold $19,900 in equity securities to pay for our prior minimum level of operations. From inception until February 2003, we spent $15,740 on general and administrative expenses, and we have incurred a total deficit to date of $15,740.

We have received a going concern opinion on our financial statements that raises substantial doubt as to our ability to continue as a going concern. As noted in our accompanying financial statements, our current financial condition of nominal assets and no current operating business activities necessary for revenues and operating capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no material operations, revenues, or profits.

As of the date of this filing, we have taken the following steps: developed our business plan, begun developing our software product, and made our company's business and financial information available to the public through filings with the Securities and Exchange Commission subject to disclosure rule of Regulation S-B. We are now in the process of registering for resale the securities sold in July trough September 2000 with the Securities and Exchange Commission. We believe we will be able to complete this registration process by April 2003. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by July 2003. Our twelve month business plan includes raising cash of $500,000 by September 2003.

We will only be able to continue to advance our business plan if we receive funding. After raising funds, we intend to hire employees, rent commercial space, purchase equipment, develop our software product, and begin marketing our software product. We intend to use funding we receive to provide cash for our business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of our business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, a shortfall of funding due to our inability to raise capital. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. Gentry International's officers and directors have no formal commitments, arrangements or legal obligation to advance or loan funds to Gentry International. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would be unable to hire technical personnel needed to program our software. Without necessary cash flow, Gentry International would only be able to pay for minimal operating expenses such as accounting, legal, and governmental licenses and fees during the next twelve months, or until such time as necessary funds can be raised. If we are unable to implement our business plan we would consider possible offers of merger or acquisition. At this time, we have not formulated a business plan that includes any merger or acquisition strategies and we have not identified or contacted any possible merger or acquisition candidate.

We plan to spend $120,000 for additional product research and development during the next twelve months. We have budgeted $40,000 for testing and documentation, $4,000 for technical support, $25,000 for a web site, $44,000 for administrative and bookkeeping personnel, $32,900 for rent and operating expenses, and $50,000 for marketing.

We plan to purchase approximately $50,000 in furniture, computers, and software during the next twelve months from proceeds of our fund raising. Our business plan provides for an increase of five employees during the next twelve months.


DESCRIPTION OF PROPERTY

Gentry International's principal executive office address is 595 Burrard St., Vancouver, British Columbia, Canada V6C 2P1. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $500,000 and then begin hiring new employees per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Korolyk, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.


On February 25, 1999, the Company issued 3,000,000 shares of its $0.0001 par value common stock to Mr. Korolyk, an officer and director of the Company in exchange for cash in the amount of $300.

On November 29, 2000, the Company issued 1,000 shares of its $0.0001 par value common stock to Mr. Korolyk, the officer and director of the Company for total of $100 pursuant to a private placement, of which the Company received $100 in cash.


MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Gentry International plans to file for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network, which provides information on current "bids" and "asks" as well as volume information.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of May 19, 2003, Gentry International had 44 shareholders of record. We have paid no cash dividends and have no outstanding options.

As of the date of this filing, there have been no discussions or understandings between Gentry International or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

Pursuant to this registration statement the company is seeking to register 195,000 shares held by 43 non-affiliated shareholders. Our sole director and officer holds a total of 3,001,000 shares which are not being registered pursuant to this filing.

EXECUTIVE COMPENSATION

Gentry International's current officers receive no compensation. The current Board of Directors is comprised of only Mr. Alexander Korolyk.

                           Summary Compensation Table


                                             Other
Name &                                       annual     Restricted                          All other
principal                                    compen-      stock      Options     LTIP        compen-
position     Year   Salary($)   Bonus($)    sation($)     awards     SARs($)   Payouts($)   sation($)
--------     ----   ---------   --------    ---------     ------     -------   ----------   ---------
A Korolyk    2001     -0-         -0-          -0-         -0-         -0-        -0-          -0-
President    2002     -0-         -0-          -0-         -0-         -0-        -0-          -0-


There are no current employment agreements between the company and its executive officer nor understandings regarding future compensation.

The officers currently devote an immaterial amount of time to manage the affairs of the company. The directors and principal officers have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $5,000 at each month end. When positive cash flow reaches $5,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

FINANCIAL STATEMENTS


The audited financial statements of Gentry International for the years ended May 31, 2002 and 2001, and the nine months ended October 31, 2002 and 2001, and the reviewed financial statements for the nine months ended February 28, 2003, and related notes which are included in this offering have been examined by Beckstead and Watts, LLP, Certified Public Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                            CERTIFICATION PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander G. Korolyk, certify that:

1. I have reviewed this registration statement on Form SB-2 of Gentry International, Inc.

2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this registration statement;

3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this registration statement;

4. As the registrant's certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this registration statement is being prepared;

     b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this registration statement (the "Evaluation Date"); and

     c. presented in this registration statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this registration statement whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 28th day of May 2003.

/s/ Alexander Korolyk
----------------------------
Chief Executive Officer

                            CERTIFICATION PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Alexander G. Korolyk, certify that:

1. I have reviewed this registration statement on Form SB-2 of Gentry International, Inc.

2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this registration statement;

3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this registration statement;

4. As the registrant's certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this registration statement is being prepared;

     b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this registration statement (the "Evaluation Date"); and

     c. presented in this registration statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this registration statement whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 28th day of May 2003.

/s/ Alexander Korolyk
----------------------------
Chief Financial Officer

                        INTERIM CERTIFICATION PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander G. Korolyk, certify that:

1. I have reviewed this interim report on Form SB-2 of Gentry International, Inc.

2. Based on my knowledge, this interim report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this interim report;

3. Based on my knowledge, the financial statements, and other financial information included in this interim report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this interim report;

4. As the registrant's certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this interim report is being prepared;

     b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this interim report (the "Evaluation Date"); and

     c. presented in this interim report the conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. As the registrant's certifying officer, I have disclosed, based on the most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. As the registrant's certifying officer, I have indicated in this interim report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 28th day of May 2003.

/s/ Alexander Korolyk
----------------------------
Chief Executive Officer

                        INTERIM CERTIFICATION PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Alexander G. Korolyk, certify that:

1. I have reviewed this interim report on Form SB-2 of Gentry International Inc.

2. Based on my knowledge, this interim report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this interim report;

3. Based on my knowledge, the financial statements, and other financial information included in this interim report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this interim report;

4. As the registrant's certifying officer, I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this interim report is being prepared;

     b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this interim report (the "Evaluation Date"); and

     c. presented in this interim report the conclusions about the effectiveness of the disclosure controls and procedures based on the evaluation as of the Evaluation Date;

5. As the registrant's certifying officer, I have disclosed, based on the most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. As the registrant's certifying officer, I have indicated in this interim report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 28th day of May 2003.

/s/ Alexander Korolyk
-----------------------------
Chief Financial Officer

Beckstead and Watts, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                                  3340 Wynn Road
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Gentry International, Inc.

We have audited the Balance Sheets of Gentry International, Inc. (the "Company") (A Development Stage Company), as of October 31, 2002, and the related
Statements of Operations, Stockholders' Equity, and Cash Flows for the period then ended and for the period February 18, 1999 (Date of Inception) to October 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gentry International, Inc. (A Development Stage Company) as of October 31, 2002, and the results of its operations and cash flows for the period then ended and for the period February 18, 1999 (Date of Inception) to October 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Beckstead and Watts, LLP

December 20, 2002

Beckstead and Watts, LLP
Certified Public Accountants
                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT


Board of Directors
Gentry International, Inc.
(a Development Stage Company)

We have reviewed the accompanying balance sheet of Gentry International, Inc. (a Delaware corporation) (a development stage company) as of February 28, 2003 and the related statements of operations for the three-months and nine-months ended February 28, 2003 and 2002 and for the period February 18, 1999 (Inception) to February 28, 2003, and statements of cash flows for the nine-months ended February 28, 2003 and 2002 and for the period February 18, 1999 (Inception) to February 28, 2003. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with generally accepted auditing standards, the balance sheet of Gentry International, Inc. (a development stage company) as of May 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated August 30, 2002, we expressed an unqualified opinion on those financial statements.

/s/ Beckstead and Watts, LLP

April 14, 2003

                           Gentry International, Inc.
                          (a Development Stage Company)
                                 Balance Sheets

                                                              October 31,        May 31,
                                                                 2002             2002
                                                               --------         --------
ASSETS

Current assets:
  Cash and equivalents                                         $  6,300         $  7,875
                                                               --------         --------
      Total current assets                                        6,300            7,875
                                                               --------         --------

                                                               $  6,300         $  7,875
                                                               ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:                                           $     --         $     --
                                                               --------         --------
Stockholders' equity:
  Preferred stock, $0.0001 par value, 20,000,000 shares
   authorized, no shares issued or outstanding                       --               --
  Common stock, $0.0001 par value, 80,000,000 shares
   authorized, 3,196,000 shares issued and outstanding
   as of 10/31/02 and 5/31/02, respectively                         320              320
  Additional paid-in capital                                     19,580           19,580
  Subscriptions payable                                             100               --
  (Deficit) accumulated during development stage                (13,700)         (12,025)
                                                               --------         --------
                                                                  6,300            7,875
                                                               --------         --------

                                                               $  6,300         $  7,875
                                                               ========         ========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                            Statements of Operations

                                                  For the five-month period ended   February 18, 1999
                                                           October 31,               (Inception) to
                                                  -----------------------------        October 31,
                                                     2002              2001               2002
                                                  -----------       -----------        -----------
Revenue                                           $        --       $        --        $        --
                                                  -----------       -----------        -----------
Expenses:
  General and administrative expenses                   1,675                --             13,700
                                                  -----------       -----------        -----------
      Total expenses                                    1,675                --             13,700
                                                  -----------       -----------        -----------

Net (loss)                                        $    (1,675)      $        --        $   (13,700)
                                                  ===========       ===========        ===========
Weighted average number of common shares
 outstanding - basic and fully diluted              3,196,000         3,196,000
                                                  ===========      ===========

Net (loss) per share - basic and fully diluted    $     (0.00)     $        --
                                                  ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                  Statement of Changes in Stockholders' Equity

                                                                                      (Deficit)
                                                                                     Accumulated
                                   Common Stock         Additional                     During         Total
                               ---------------------     Paid-in     Subscriptions   Development   Stockholders'
                               Shares         Amount     Capital       Payable          Stage         Equity
                               ------         ------     -------       -------          -----         ------
February 1999
  Founders shares
  issued for subscriptions
  receivable                  3,000,000       $ 300     $     --        $  --         $     --       $   300

Net (loss)
  February 18, 1999
  (Inception) to
  May 31, 1999                                                                              --            --
                             ----------       -----     --------        -----         --------       -------

Balance, May 31, 1999         3,000,000         300           --           --               --           300

Net (loss)
  For the year ended
  May 31, 2000                                                                              --            --
                             ----------       -----     --------        -----         --------       -------

Balance, May 31, 2000         3,000,000         300           --           --               --           300

November 2000
  Private placement
  issued for cash and
  subscriptions receivable      196,000          20       19,580           --           19,600

Net (loss)
  For the year ended
  May 31, 2001                                                                          (7,613)       (7,613)
                             ----------       -----     --------        -----         --------       -------

Balance, May 31, 2001         3,196,000         320       19,580           --           (7,613)       12,287

Net (loss)
  For the year ended
  May 31, 2002                                                                          (4,412)       (4,412)
                             ----------       -----     --------        -----         --------       -------

Balance, May 31, 2002         3,196,000         320       19,580           --          (12,025)        7,875

Net (loss)
  For the period ended
  October 31, 2002                                                        100           (1,675)       (1,575)
                             ----------       -----     --------        -----         --------       -------

Balance, October 31, 2002     3,196,000       $ 320     $ 19,580         $100         $(13,700)      $ 6,300
                             ==========       =====     ========        =====         ========       =======

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                            Statements of Cash Flows

                                                  For the five-month period ended   February 18, 1999
                                                           October 31,               (Inception) to
                                                  -----------------------------        October 31,
                                                     2002              2001               2002
                                                  -----------       -----------        -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                       $ (1,675)          $     --          $(13,700)
                                                   --------           --------          --------
Net cash (used) by operating activities              (1,675)                --           (13,700)
                                                   --------           --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES                     --                 --                --
                                                   --------           --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuances of common stock                              --                 --            19,900
  Increase in subscriptions payable                     100                100
                                                   --------           --------          --------
Net cash provided by financing activities               100                 --            20,000
                                                   --------           --------          --------

Net increase (decrease) in cash                      (1,575)                --             6,300
Cash - beginning                                      7,875             12,087                --
                                                   --------           --------          --------
Cash - ending                                      $  6,300           $ 12,087          $  6,300
                                                   ========           ========          ========
Supplemental disclosures:
  Interest paid                                    $     --           $     --          $     --
                                                   ========           ========          ========
  Income taxes paid                                $     --           $     --          $     --
                                                   ========           ========          ========

   The accompanying notes are an integral part of these financial statements.

                           GENTRY INTERNATIONAL, INC.
                          (a Development Stage Company)
                                      NOTES


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 18, 1999 (Date of Inception) under the laws of the State of Delaware, as Gentry International, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 80,000,000 shares of $0.0001 par value common stock and 20,000,000 shares of $0.0001 par value preferred stock.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Cash and cash equivalents
     For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents include cash on hand. There are no cash equivalents of October 31, 2002, respectively.

Revenue recognition
     The Company recognizes revenue and related costs of sales on the accrual basis.

Advertising costs
     The Company expenses all costs of advertising as incurred. There were no advertising costs included in general and administrative expenses as of October 31, 2002.

Use of estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets
     Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at October 31, 2002.

Reporting on the costs of start-up activities
     Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

                           GENTRY INTERNATIONAL, INC.
                          (a Development Stage Company)
                                      NOTES

Loss per share
     Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of October 31, 2002, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends
     The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting
     The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
     The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

     Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements
     In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

     SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 142 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

                           GENTRY INTERNATIONAL, INC.
                          (a Development Stage Company)
                                      NOTES

     In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

Stock-Based Compensation
     The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year end
     The Company has adopted May 31 as its fiscal year end.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company raised funds via private placement offering. If the securities offering does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                           GENTRY INTERNATIONAL, INC.
                          (a Development Stage Company)
                                      NOTES

NOTE 4 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

     U.S federal statutory rate      (34.0%)
     Valuation reserve                34.0%
                                     -----
        Total                           --%
                                     =====

As of October 31, 2002, the Company has a net operating loss carry forward of approximately $13,700, respectively, for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2022.

NOTE 5 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 80,000,000 shares of its $0.0001 par value common stock and 20,000,000 shares of it $0.0001 par value preferred stock.

On February 25, 1999, the Company issued 3,000,000 shares of its $0.0001 par value common stock to an individual who is an officer and director of the Company in exchange for cash in the amount of $300.

On November 29, 2000, the Company issued 196,000 of its $0.0001 par value common stock for total of $19,600 pursuant to a private placement, of which the Company received $19,600 in cash.

On September 30, 2002, the Company voided a check previously issued to a potential investor as a refund for a subscription in the amount of $100. This amount is considered subscriptions payable.

There have been no other issuances of common and/or preferred stock.

NOTE 6 - WARRANTS AND OPTIONS

As of October 31, 2002, there were no warrants or options outstanding to acquire any additional shares of common and/or preferred stock.

NOTE 7 - RELATED PARTY TRANSACTIONS

On February 25, 1999, the Company issued 3,000,000 shares of its $0.0001 par value common stock to an individual who is an officer and director of the Company in exchange for cash in the amount of $300.

On November 29, 2000, the Company issued 1,000 of its $0.0001 par value common stock to the president of the Company for total of $100 pursuant to a private placement, of which the Company received $100 in cash.

                           Gentry International, Inc.
                          (a Development Stage Company)
                                  Balance Sheet



                                                                    February 28,
                                                                       2003
                                                                     --------
ASSETS

Current assets:
  Cash                                                               $  4,160
                                                                     --------
      Total current assets                                              4,160
                                                                     --------

                                                                     $  4,160
                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:                                                 $     --
                                                                     --------
Stockholders' equity:
  Preferred stock, $0.0001 par value, 20,000,000 shares
    authorized, no shares issued or outstanding                            --
  Common stock, $0.0001 par value, 80,000,000 shares
    authorized, 3,196,000 shares issued and outstanding                   320
  Additional paid-in capital                                           19,580
  (Deficit) accumulated during development stage                      (15,740)
                                                                     --------
                                                                        4,160
                                                                     --------

                                                                     $  4,160
                                                                     ========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                            Statements of Operations

                                                    For the                       For the
                                               three months ended            nine months ended     February 18, 1999
                                                   February 28,                 February 28,        (Inception) to
                                           -------------------------    -------------------------    February 28,
                                              2003           2002          2003           2002           2002
                                           ----------     ----------    ----------     ----------     ----------
Revenue                                    $       --     $       --    $       --     $       --     $       --
                                           ----------     ----------    ----------     ----------     ----------
Expenses:
  General and administrative expenses           1,786          1,340         3,715          1,438         15,740
                                           ----------     ----------    ----------     ----------     ----------
      Total expenses                            1,786          1,340         3,715          1,438         15,740
                                           ----------     ----------    ----------     ----------     ----------

Net (loss)                                 $   (1,786)    $   (1,340)   $   (3,715)    $   (1,438)    $  (15,740)
                                           ==========     ==========    ==========     ==========     ==========
Weighted average number of common shares
 outstanding - basic and fully diluted      3,196,000      3,196,000     3,196,000      3,196,000
                                           ==========     ==========    ==========     ==========
Net (loss) per share - basic and
 fully diluted                             $    (0.00)    $    (0.00)   $    (0.00)    $    (0.00)
                                           ==========     ==========    ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                           Gentry International, Inc.
                          (a Development Stage Company)
                            Statements of Cash Flows


                                             For the nine months ended    February 18, 1999
                                                    February 28,            (Inception) to
                                             -------------------------       February 28,
                                               2003             2002             2003
                                             --------         --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                 $ (3,715)        $ (1,438)        $(15,740)
                                             --------         --------         --------
Net cash (used) by operating activities        (3,715)          (1,438)         (15,740)
                                             --------         --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuances of common stock                        --              300           19,900
                                             --------         --------         --------
Net cash provided by financing activities          --              300           19,900
                                             --------         --------         --------

Net increase (decrease) in cash                (3,715)          (1,138)           4,160

Cash - beginning                                7,875           12,287               --
                                             --------         --------         --------
Cash - ending                                $  4,160         $ 11,149         $  4,160
                                             ========         ========         ========
Supplemental disclosures:
  Interest paid                              $     --         $     --         $     --
                                             ========         ========         ========
  Income taxes paid                          $     --         $     --         $     --
                                             ========         ========         ========

   The accompanying notes are an integral part of these financial statements.

                           GENTRY INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                      NOTES

NOTE 1 - BASIS OF PRESENTATION

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended May 31, 2002 and notes thereto included in the Company's Form SB-2. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

NOTE 2 - GOING CONCERN

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty. The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company raised funds via private placement offering. If the securities offering does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 3 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 80,000,000 shares of its $0.0001 par value common stock and 20,000,000 shares of it $0.0001 par value preferred stock.

As of May 31, 2002, the Company had a total of 3,196,000 shares of its $0.001 par value common stock issued and outstanding.

During the nine month period ended February 28, 2003, there have been no other issuances of common and/or preferred stock.

NOTE 4 - WARRANTS AND OPTIONS

As of February 28, 2003, there were no warrants or options outstanding to acquire any additional shares of common and/or preferred stock.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles and By-Laws of Gentry International have no specific provisions to allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee           $  24.37
Accounting fees and expenses                                  $1500.00
Legal fees                                                    $ 600.00
                                                              --------
Total                                                         $2124.37
                                                              ========

Gentry International will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On February 25, 1999, the board of directors authorized the issuance of 3,000,000 shares of common stock to Mr. Korolyk for $300, a price of $0.0001 per share. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"), under Rule 144. The price per share was an arbitrary price set by the board of directors.

On November 29, 2000, Mr. Korolyk purchased 1,000 shares of the company's common stock for $100, a price of $0.10 per share. In issuing the shares, the company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"), under Rule 144. The price per share was the same price paid by non-affiliated private investors.

From the period of approximately July, 1999 until September, 1999, the company offered and sold 195,000 shares at $0.10 per share to non-affiliated private investors. The company relied upon Regulation S, category 3 of Rule 903 of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, were non U.S. persons, and had adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision, that the securities would be resold in accordance with Regulation S or pursuant to an available exemption. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Regulation S restrictive legend. In addition, the Company has adopted in conjunction with the sale of these securities a board resolution to refuse to register or transfer any of the securities made in accordance with the provisions of Regulation S.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (I) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

                                    EXHIBITS

Exhibit 3.1       Articles of Incorporation                Included Previously
Exhibit 3.2       Bylaws                                   Included Previously
Exhibit 5         Opinion re: Legality                     Included
Exhibit 11        Statement re: computation of per
                   share earnings                          See Financial Stmts.
Exhibit 23.1      Consent of legal counsel                 Included in Exhibit 5
Exhibit 23.2      Consent of auditor                       Included
Exhibit 23.3      Consent of auditor                       Included
Exhibit 99.1      Certificate of Chief Executive Officer   Included
                  Pursuant to 18 U.S.C. Section 1350, as
                  Adopted Pursuant to Section 906 of the
                  Sarbanes-Oxley Act of 2002.
Exhibit 99.2      Certificate of Chief Financial Officer   Included
                  Pursuant to 18 U.S.C. Section 1350, as
                  Adopted Pursuant to Section 906 of the
                  Sarbanes-Oxley Act of 2002.
Exhibit 99.3      Certificate of Chief Executive Officer   Included
                  Pursuant to 18 U.S.C. Section 1350, as
                  Adopted Pursuant to Section 906 of the
                  Sarbanes-Oxley Act of 2002.
Exhibit 99.4      Certificate of Chief Financial Officer   Included
                  Pursuant to 18 U.S.C. Section 1350, as
                  Adopted Pursuant to Section 906 of the
                  Sarbanes-Oxley Act of 2002.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     2. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and

     3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, British Columbia, on May 28, 2003.

                                  Gentry International, Inc.



                                  By /s/ Alexander Korolyk
                                    ------------------------------
                                    Alexander Korolyk
                                    (Principal Executive Officer,
                                    Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.



/s/ Alexander Korolyk                                      May 28, 2003
-----------------------------------                        ------------
Alexander Korolyk, President                                   Date
(Principal Executive Officer,
Principal Accounting Officer,
Principal Financial Officer)